                                                                    Exhibit 3.18

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                            ISPAT INLAND FINANCE, LLC

      The undersigned member (the "Undersigned Member") hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq. (the "Act"), and hereby declares the following to be the Limited Liability Company Agreement (the "Agreement") of such limited liability company:

            1. Name. The name of the limited liability company formed hereby is Ispat Inland Finance, LLC (the "Company").

            2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

            3. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            5. Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient, or incidental to or for the furtherance of, the purpose set forth in
Section 2.

            6. Rights or Powers of Undersigned Member. The Undersigned Member shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Undersigned Member has all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act.

            7. Admission. Upon the execution and delivery of this Agreement, the Undersigned Member shall be admitted as the sole member of the Company. The name and address of the Undersigned Member is as follows:

            3019693 Nova Scotia U.L.C.
            1601 Lower Water Street

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                                       2

            Halifax, Province of Nova Scotia
            B3J 2V1

            8. Capital Contributions. The Undersigned Member agrees to make a capital contribution of $790 Million to the Company (its "Capital
Contribution"). The Undersigned Member is not required to make any contribution of property or money to the Company in excess of its Capital Contribution.

            9. Management. (a) The management of the Company shall be vested in the committee of Managers (the Management Committee) designated by the Undersigned Member as provided in Section 9(c) hereof or, in the case of an Independent Manager, appointed by the Management Committee as provided in
Section 9(b) hereof.

      (b) The number of Managers on the Management Committee shall be three unless otherwise provided herein; provided, however, that the Company shall at all times have at least one Manager (an "Independent Manager") who is not, nor at any time has been, (a) an officer or employee of the Undersigned Member or any affiliate of the Undersigned Member, (b) a person related to any officer or employee of the Undersigned Member or any affiliate of the Undersigned Member,
(c) a holder (directly or indirectly) of more than 10% of any voting securities or interests of the Undersigned Member or any affiliate of the Undersigned Member, or (d) a person related to a holder (directly or indirectly) of more than 10% of any voting securities or interests of the Undersigned Member or any affiliate of the Undersigned Member. In the event of the death, incapacity, resignation or removal of any Independent Manager, the Management Committee shall promptly appoint an Independent Manager for each Independent Manager whose death, incapacity, resignation or removal caused the related vacancy on the Management Committee; provided, however, that the Management Committee shall not vote on or approve any matter unless and until at least one Independent Manager has been duly appointed to serve on the Management Committee. The initial Managers of the Company shall be as set forth on Exhibit A hereto.

      (c) A Manager shall remain in office until removed by the Undersigned Member, subject, however, to the provisions of Section 9(b) hereof. The Undersigned Member shall designate Managers other than the initial Managers listed on Exhibit A hereto, by delivering to the Company a written statement designating such Managers and setting forth such Managers' business address and telephone number. The Undersigned Member, by signing this Agreement, hereby designates the Persons identified on Exhibit A hereto as Managers of the Company until their successors are designated or appointed.

      (d) A Manager may be removed at any time, with or without cause, by the written notice of the Undersigned Member, delivered to the Company, demanding such removal and designating the Person who shall fill the position of the removed Manager, subject, however, to the provisions of Section 9(b) hereof.

      (e) In the event any Manager dies or is unwilling or unable to serve as such or is removed from office, the Undersigned Member shall promptly designate a successor to such Manager, subject, however, to the provisions of Section 9(b) hereof.

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                                       3

      (f) Each Manager shall have one (1) vote. Except as otherwise provided in this Agreement, the Management Committee shall act by the affirmative vote of a majority of the total number of members of the Committee.

      (g) Each Manager shall perform his duties as a Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his duties shall not have any liability by reason of being or having been a Manager of the Company.

      (h) The Management Committee shall have the power to delegate authority to such committees of Managers, officers, employees, agents and representatives of the Company as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Management Committee to approve such action directly.

      (i) A Manager shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation, or liability of the Company.

            10.   Meetings of the Management Committee.

      (a) The Management Committee shall hold regular meetings no less frequently than once every quarter and shall establish meeting times, dates and places and requisite notice requirements (not shorter than those provided in Section 10(b)) and adopt rules or procedures consistent with the terms of this Agreement. Unless otherwise approved by the Management Committee, each regular meeting of the Management Committee will be held at the Company's principal place of business. At such meetings the Management Committee shall transact such business as may properly be brought before the meeting, whether or not notice of such meeting referenced the action taken at such meeting.

      (b) Special meetings of the Management Committee may be called by any Manager. Notice of each such meeting shall be given to each Manager on the Management Committee by telephone, telecopy, telegram or similar method (in each case, notice shall be given at least seventy-two (72) hours before the time of the meeting) or sent by first-class mail (in which case notice shall be given at least five (5) days before the meeting), unless a longer notice period is established by the Management Committee. Each such notice shall state (i) the time, date, place (which shall be at the principal office of the Company unless otherwise agreed to by all Managers) or other means of conducting such meeting and (ii) the purpose of the meeting to be so held. No actions other than those specified in the notice may be considered at any special meeting unless unanimously approved by the Managers. Any Manager may waive notice of any meeting in writing before, at, or after such meeting. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not properly called.

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                                       4

      (c) Any action required to be taken at a meeting of the Management Committee, or any action that may be taken at a meeting of the Management Committee, may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting.

      (d) Notwithstanding anything to the contrary in this Section 10, the Management Committee may take without a meeting any action that may be taken by the Management Committee under this Agreement if such action is approved by the unanimous written consent of the Managers.

            11.   Management Committee Powers.

      (a) Except as otherwise provided in this Agreement, all powers to control and manage the business and affairs of the Company shall be exclusively vested in the Management Committee and the Management Committee may exercise all powers of the Company and do all such lawful acts as are not by statute, the Certificate or this Agreement directed or required to be exercised or done by the Members and in so doing shall have the right and authority to take all actions which the Management Committee deems necessary, useful, or appropriate for the management and conduct of the business, including exercising the following specific rights and powers:

            (i) Conduct its business, carry on its operations, and have and exercise the powers granted by the Delaware Act in any state, territory, district, or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which it is organized;

            (ii) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

            (iii) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

            (iv) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the Business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Certificate in accordance with the terms of this Agreement, both as Managers and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Managers;

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                                       5

            (v) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

            (vi) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

            (vii) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

            (viii) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

            (ix) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Manager liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

            (x) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

            (xi) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or any Manager in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

            (xii) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited Companies, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them; and

            (xiii) Indemnify a Member or Manager or former Member or Manager, and make any other indemnification that is authorized by this Agreement in accordance with the Act.

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                                       6

      (b) Notwithstanding any other provision of this Agreement, the approval of at least one Independent Manager shall be required for any of the following:

            (i) Any transaction or action to liquidate or dissolve the Company;

            (ii) Any transaction by the Company to merge or consolidate with or into, or convert into, another entity, or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property or assets; or

            (iii) The Company's (A) making an assignment for the benefit of creditors; (B) application for, seeking, consent to or acquiescing in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property; (C) institution of any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, supplemented or modified from time to time, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or failing to file an answer or other pleading denying the material allegations of any such proceeding filed against it; or (D) admitting in writing its inability to pay its debts generally as they become due.

            12.   Duties and Obligations of the Management Committee.

      (a) The Management Committee shall cause the Company to conduct its business and operations separate and apart from that of any Member or Manager or any of its Affiliates, including, without limitation, (i) segregating Company assets and not allowing funds or other assets of the Company to be commingled with the funds or other assets of, held by, or registered in the name of, any Member or Manager or any of its affiliates, (ii) maintaining books and financial records of the Company separate from the books and financial records of any Member or Manager and its affiliates, and observing all Company procedures and formalities, including, without limitation, maintaining minutes of Company meetings and acting on behalf of the Company only pursuant to due authorization of the Members, (iii) causing the Company to pay its liabilities from assets of the Company, and (iv) causing the Company to conduct its dealings with third parties in its own name and as a separate and independent entity.

      (b) The Management Committee shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Property in accordance with the provisions of this Agreement and applicable laws and regulations.

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                                       7

            13. Reimbursements. The Company shall reimburse the Members and Managers for all expenses incurred and paid by any of them in the organization of the Company and as authorized by the Company, in the conduct of the Company's business, including, but not limited to, expenses of maintaining an office, telephones, travel, office equipment and secretarial and other personnel as may reasonably be attributable to the Company. Such expenses shall not include any expenses incurred in connection with a Member's or Managers' exercise of its rights as a Member or a Manager apart from the authorized conduct of the Company's business. The Manager's sole determination of which expenses are allocated to and reimbursed as a result of the Company's activities or business and the amount of such expenses shall be conclusive. Such reimbursement shall be treated as expenses of the Company and shall not be deemed to constitute distributions to any Member of profit, loss, or capital of the Company.

            14.   Indemnification of the Managers.

      (a) Unless otherwise provided in Section 14(d) hereof, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company property) shall indemnify, save harmless, and pay all judgments and claims against any Manager relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any Manager in connection with the Company's business, including reasonable attorneys' fees incurred by the Manager in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred.

      (b) Unless otherwise provided in Section 14(d) hereof, in the event of any action by a Member against any Manager, including a Company derivative suit, the Company shall indemnify, save harmless, and pay all expenses of such Manager, including reasonable attorneys' fees incurred in the defense of such action.

      (c) Unless otherwise provided in Section 14(d) hereof, the Company shall indemnify, save harmless, and pay all expenses, costs, or liabilities of any Manager, if for the benefit of the Company and in accordance with this Agreement said Manager makes any deposit or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the Company and suffers any financial loss as the result of such action.

      (d) Notwithstanding the provisions of Sections 14(a), 14(b) and 14(c) above, such Sections shall be enforced only to the maximum extent permitted by law and no Manager shall be indemnified from any liability for the fraud, intentional misconduct, gross negligence, or a knowing violation of the law, which was material to the cause of action.

      (e) The obligations of the Company set forth in this Section 14 are expressly intended to create third-party beneficiary rights of each of the Managers and any Member is authorized, on behalf of the Company, to give written confirmation to any Manager of the existence and extent of the Company's obligations to such Manager hereunder.

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                                       8

            15. Assignments. The Undersigned Member may assign all or any part of its limited liability company interest at any time, and, unless the Undersigned Member otherwise provides, any transferee shall become a substituted member of the Company automatically.

            16. Additional Members. Additional Persons (as defined in the Act) may be admitted as members in the Company, without the sale, assignment, transfer or exchange by the Undersigned Member of all or any part of its limited liability company interest, upon the terms and conditions as the Undersigned Member may provide from time to time. Prior to the admission of any additional member to the Company, the Undersigned Member shall amend this Agreement to make such changes as the Undersigned Member shall determine so as to reflect the fact that the Company shall have more than one member.

            17. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the decision of the Management Committee, subject, however, to the provisions of Section 11(b).

            18. Distributions upon Dissolution. Upon the occurrence of an event set forth in Section 17 hereof, the Undersigned Member shall be entitled to receive, after paying or making reasonable provision for all of the Company's creditors to the extent required by Section 1.8-804(a)(1) of the Act, the remaining funds or assets of the Company.

            19. Limited Liability. The Undersigned Member shall have no liability for the obligations of the Company except to the extent provided in the Act, if any.

            20. Outside Business. The Undersigned Member or any Manager or any affiliate thereof may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. The Undersigned Member or any Manager or any affiliate thereof shall not be obligated to present any particular investment opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and the Undersigned Member or any Manager or any affiliate thereof shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary, or otherwise) or to recommend to others any such particular investment opportunity.

            21. Certificated Membership Interest. The limited liability company interest held by the Undersigned Member and any other member shall be evidenced by a certificate and shall be a security governed by article 8 of the Uniform Commercial Code as in effect in the State of Delaware and in each other applicable jurisdiction of the United States of America.

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                                       9

            22. Pledge of Membership Interest. To secure, among other things, the payment and performance of the obligations of Ispat Inland, L.P., a Delaware limited partnership (the "Borrower"), to Credit Suisse First Boston as issuing bank and as administrative agent and collateral agent ("CSFB") for itself and certain other financial institutions (the "Lenders") from time to time party to that certain Credit Agreement which is to be entered into and dated as of July -, 1998 among CSFB, the Lenders and the Borrower (as amended from time to time, the "Credit Agreement"), each member will pledge 100% of its interest in the Company (the interests of members in the Company are hereinafter collectively referred to as the "Membership Interests") to CSFB, for the benefit of itself and the Lenders. Said pledge is hereby authorized by the Undersigned Member, the Management Committee, and the Company. The books and records of the Company shall be marked to reflect the pledge of the Membership Interests to CSFB, for the benefit of itself and the Lenders. For so long as any Loans (as defined in the Credit Agreement) remain outstanding, no Membership Interest or any rights relating thereto will be transferred or further encumbered and no new members will be admitted without the written consent of CSFB and, if the Company is advised by CSFB that an event of default has occurred under the Credit Agreement, the Company will comply with the provisions of the Pledge Agreement, which is to be entered into and dated as of July __, 1998. No exercise by CSFB of its rights under such Pledge Agreement shall constitute a violation of or be prohibited by this Agreement.

            23. Tax Treatment. It is intended that, for Federal tax purposes, the Company will be disregarded as an entity separate from its owner.

            24. Amendment. This Agreement may be amended only in a writing signed by the Undersigned Member.

            25. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE.

            26. Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause the Undersigned Member to lose the benefit of its economic bargain.

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of this 10th day of July, 1998.

                                         3019693 NOVA SCOTIA U.L.C.

                                         By:/s/ Richard Leblanc
                                            ------------------------------------
                                            Name:  Richard Leblanc
                                            Title: Secretary

                                    EXHIBIT A

                             MANAGERS OF THE COMPANY

1.    Lakshmi N. Mittal

2.    Thekkamadom N. Ramaswammy

3.    Narayanan Vaghul